HLB

HAM, LANGSTON & BREZINA, L.L.P.
Certified Public Accountants

11550 FUQUA, SUITE 475
HOUSTON, TEXAS 77034
PHONE (281) 481-1040
FAX (281) 481-8485
www.hlb-cpa.com

May 8, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read the statements of One World Holdings, Inc. (the "Registrant") included under Item 4.01 of its Current Report on Form 8-K dated May 8, 2013 filed with the Securities and Exchange Commission and agree with such statements insofar as they relate to our firm.

We have no basis to agree or disagree with the other statements included in such Form 8K.

Respectfully submitted,

Ham, Langston & Brezina, L.L.P.

Ham, Langston & Brezina, LLP
Houston, Texas